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                                                               EXHIBIT 10(xxxvi)

                                   TERM NOTE


$5,000,000                                                Princeton, New Jersey
                                                                August 29, 1997


                 For value received, Chrysalis International Corporation, a Delaware corporation, Chrysalis International Preclinical Services Corporation, a Pennsylvania corporation, Chrysalis DNX Transgenic Sciences Corporation, an Ohio corporation, and Chrysalis International Clinical Services Corporation, a Delaware corporation (collectively the "Borrowers"), hereby jointly and severally promise to pay to the order of CORESTATES BANK, N.A. (the "Bank") the principal amount of Five Million Dollars ($5,000,000) or, if less, the unpaid principal amount outstanding under the Loan Agreement (as defined below), together with interest thereon at the rate and in the installments and at the times hereinafter provided.

                 1. Loan Agreement. This Term Note is delivered pursuant and subject to the Term Loan and Security Agreement, dated the date hereof by and among the Borrowers and the Bank (the "Loan Agreement"). All terms and conditions of the Loan Agreement are hereby incorporated by reference into this Term Note, and reference is made to the Loan Agreement for, among other things, the security for this Term Note, Events of Default hereunder, and the Bank's rights and remedies upon the occurrence of any Event of Default. All capitalized terms used herein shall have the same meaning as ascribed to them in the Loan Agreement unless otherwise expressly stated.

                 2.       Interest and Fees.

                          (a)     Rate of Interest; Computation.   The Term
Loan shall bear interest on the unpaid principal balance thereof from the Closing Date to the Maturity Date as set forth in Section 2.3 of the Loan Agreement. All interest and fees payable hereunder shall be computed on the basis of a 360-day year for the actual number of days elapsed.

                          (b)     Interest Payments.  The Borrowers shall pay
interest on the outstanding principal balance of the Term Loan in arrears commencing on September 1, 1997 and thereafter on the first Business Day of each month during the term of the Term Loan.

                          (c)     Post Maturity Interest.  Any principal
payment on the Term Loan not paid when due and, to the extent permitted by applicable law, any interest payment thereon not paid when due whether at the Maturity Date, by acceleration,
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after commencement of bankruptcy or insolvency proceedings or otherwise, shall continue to bear interest payable on demand in accordance with Sections 2.6 and
7.1 of the Loan Agreement.

                 3.       Principal Payments; Maturity.

                          (a)     Principal Payments.  Principal payments on
the Term Loan shall be due and payable in sixteen (16) equal consecutive quarterly installments of $312,500 commencing on September 30, 1998, and thereafter on the last Business Day of each following December, March, June and September, with the final quarterly installment due and payable on the Maturity Date.

                          (b)  Maturity Date.  The Term Loan shall mature on
the Maturity Date at which time the Borrowers shall pay all outstanding principal and accrued interest on the Term Loan and all other sums due hereunder.

                 4. Prepayments. The Borrowers shall have the right (subject to any prepayment penalties set forth in Section 2.4 of the Loan Agreement), to prepay all or a portion of the Term Loan in accordance with
Section 2.4 of the Loan Agreement.

                 5. Payments. All payments of principal, interest, fees and expenses hereunder shall be made by the Borrowers without defense, set-off, or counterclaim and in same day funds and delivered to the Bank at its office specified in Section 8.1 of the Loan Agreement. The Borrowers hereby authorize the Bank to draw against any deposit or disbursement account owned by the Borrowers at the Bank on account of such fees and expenses or payments, when payment of same shall be due (including upon acceleration after an Event of Default), subject to the conditions set forth in Sections 2.7 and 8.6 of the Loan Agreement.

                 6.       Invalidity.      If any provision of this Term Note
shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Term Note shall be construed as if such invalid or unenforceable provisions had never been contained herein.

                 7. Collection Costs. The Borrowers agree to pay all expenses incurred by the Bank after an Event of Default in connection with any action, proceeding or effort taken or commenced by the Bank to enforce this Term Note, including without limitation, reasonable attorneys' fees and expenses.

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                 8.       Waivers.  Except as otherwise provided in the Loan
Agreement, the Borrowers hereby waive presentment, demand, protest and notice of nonpayment. The liabilities and obligations of the Borrowers hereunder shall be unconditional without regard to the liability or obligations of any other party. Any failure of the Bank to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. The terms of this Term Note may be waived, changed or modified only by an agreement in writing and signed by the party against whom enforcement thereof is sought.

                 9. Governing Law; Waiver of Jury Trial. The validity and effect of this Term Note shall be determined by reference to the substantive laws of the State of Pennsylvania without giving effect to the conflict of laws provisions thereof. EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS TERM NOTE.





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                 IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned have executed this Term Note the day and year first above written.

                                       CHRYSALIS INTERNATIONAL CORPORATION


                                       By: /s/ John G. Cooper
                                          ---------------------------
                                          Name:  John G. Cooper
                                          Title: Senior Vice President and
                                                 Chief Financial Officer

                                       CHRYSALIS INTERNATIONAL PRECLINICAL
                                       SERVICES CORPORATION


                                       By: /s/ John G. Cooper
                                          ---------------------------
                                          Name:  John G. Cooper
                                          Title: Senior Vice President and
                                                 Chief Financial Officer

                                       CHRYSALIS DNX TRANSGENIC SCIENCES
                                       CORPORATION


                                       By: /s/ John G. Cooper
                                          ---------------------------
                                          Name:  John G. Cooper
                                          Title: Senior Vice President and
                                                 Chief Financial Officer

                                       CHRYSALIS INTERNATIONAL CLINICAL
                                       SERVICES CORPORATION


                                       By: /s/ John G. Cooper
                                          ---------------------------
                                          Name:  John G. Cooper
                                          Title: Senior Vice President and
                                                 Chief Financial Officer




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